UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

PURSUANT TO SECTION 12(b) OR (g) OF THE

SECURITIES EXCHANGE ACT OF 1934

GEORGIA EXPLORATION, INC.

(Exact name of registrant as specified in its charter)

Nevada

98-0489324

(State or other jurisdiction

(IRS Employer

of incorporation or organization)

Identification No.)

1776 Ocean Park Road, Surrey, British Columbia, Canada, V4A 3L9

(Address of principal executive offices) (Zip Code)

Common

N/A

(Title of each class to be so registered)

(Names of each exchange on which each class

is to be registered)

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box. ☐

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box. ☑

Securities Act registration statement file number to which this form relates:   333-133759

(if applicable)

Securities to be registered pursuant to Section 12(g) of the Act:   Common stock, par value $0.001

                (Title of class)

Item 1.  Description of Registrant’s Securities to be Registered.

The description of the Common Stock of the Registrant is set forth under the caption “Description of Securities” in the Registrant’s Registration Statement on Form SB-2 (File No. 333-133759) as filed with the Securities and Exchange Commission on May 3, 2006, as amended (the “Registration Statement”), and in the prospectus included in the Registration Statement, is hereby incorporated by reference in response to this item.

Item 2.

Exhibits

Exhibit No.	Description
3.1*	Articles of Incorporation
3.2	By-Laws
3.3**	Certificate of Change
4.1	Specimen Common Stock Certificate

*     Incorporated herein by reference to the exhibits of the same number in the Registrant's Registration

       Statement on Form SB-2, as amended.

**  Incorporated herein by reference to the exhibit in the Registrant's Form 8-K filed on August 25, 2006.

SIGNATURES

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

Georgia Exploration, Inc.
Date	November 6, 2006	(Registrant)
/s/ Sokhie Puar
Sokhie Puar, President